                                                                     EXHIBIT 23a

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 7, 2003, accompanying the consolidated financial statements and schedules included in the Annual Report of United
Capital Corp. and Subsidiaries on Form 10-K for the year ended December 31,
2002. We hereby consent to the incorporation by reference of said report in the
Registration Statements of United Capital Corp. on Forms S-8 (Registration Nos.
33-28045, 33-65140, 333-28395, 333-57873 and 333-98645), pertaining to the
Incentive and Non-Qualified Stock Option Plan, as amended, and the 1988 Joint
Incentive and Non-Qualified Stock Option Plan, as amended.

\s\ GRANT THORNTON LLP
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    GRANT THORNTON LLP

Melville, New York
March 27, 2003